Exhibit 24.1

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 14,000,000 shares of Mellon Financial Corporation's (the "Corporation's" ) Common Stock to be issued from time to time pursuant to the Mellon Financial Corporation Long-Term Profit Incentive Plan (1996) and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

This power of attorney shall be effective as of September 19, 2000 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Martin G. McGuinn	/s/ Pemberton Hutchinson
Martin G. McGuinn, Director and	Pemberton Hutchinson, Director
Principal Executive Officer

/s/ Burton C. Borgelt	/s/ E. J. McAniff
Burton C. Borgelt, Director	Edward J. McAniff, Director

/s/ Carol R. Brown
Carol R. Brown, Director	Robert Mehrabian, Director

/s/ Jared L. Cohon	/s/ Seward Prosser Mellon
Jared L. Cohon, Director	Seward Prosser Mellon, Director

/s/ Christopher M. Condron	/s/ Mark A. Nordenberg
Christopher M. Condron, Director	Mark A. Nordenberg, Director

/s/ J. W. Connolly	/s/ David S. Shapira
J. W. Connolly, Director	David S. Shapira, Director

/s/ Charles A. Corry	/s/ Joab L. Thomas
Charles A. Corry, Director	Joab L. Thomas, Director

/s/ Ira J. Gumberg	/s/ Wesley W. von Schack
Ira J. Gumberg, Director	Wesley W. von Schack, Director

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S- 8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 14,000,000 shares of Mellon Financial Corporation's (the "Corporation's" ) Common Stock to be issued from time to time pursuant to the Mellon Financial Corporation Long-Term Profit Incentive Plan (1996) and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of September 28, 2000 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Robert Mehrabian
Robert Mehrabian, Director